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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 9, 1998 which appears on page 21 of the 1998 Annual Report to Shareholders of DocuCorp International, Inc., which is incorporated by reference in DocuCorp International, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Form 10-K. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
November 12, 1998